Exhibit 99.1

Ariston Pharmaceuticals, Inc.
(A Development Stage Company)

Report on Consolidated Financial Statements

Years Ended December 31, 2009 and 2008
and the Period from May 8, 2003 (Inception)
to December 31, 2009

ARISTON PHARMACEUTICALS, INC.
(A Development Stage Company)

Page

Report of Independent Registered Public Accounting Firm	2

Consolidated Balance Sheets
December 31, 2009 and 2008	3

Consolidated Statements of Operations
Years ended December 31, 2009 and 2008 and Period from
May 8, 2003 (Inception) to December 31, 2009	4

Consolidated Statement of Changes in Stockholders' Equity (Deficiency)
Period from May 8, 2003 (Inception) to December 31, 2009	5 - 6

Consolidated Statements of Cash Flows
Years ended December 31, 2009 and 2008 and Period
from May 8, 2003 (Inception) to December 31, 2009	7

Notes to Consolidated Financial Statements	8 - 16

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Ariston Pharmaceuticals, Inc.

We have audited the accompanying consolidated balance sheets of Ariston Pharmaceuticals, Inc. and subsidiary (A Development Stage Company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the years then ended, and the period from May 8, 2003 (Inception) to December 31, 2009.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ariston Pharmaceuticals, Inc. and subsidiary as of December 31, 2009 and 2008, and their results of operations and cash flows for the years then ended, and the period from May 8, 2003 (Inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company incurred a net loss of $2,212,543 for the year ended December 31, 2009 and, as of that date, it had a deficit accumulated during the development stage of $40,027,739.  These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ J.H. Cohn LLP

Roseland, New Jersey
May 22, 2010

ARISTON PHARMACEUTICALS, INC.
(A Development Stage Company)

Consolidated Balance Sheets
	December 31, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$592,364	$1,019,380
Note receivable	27,000	-
Prepaid expenses	-	16,124

Total current assets	619,364	1,035,504

Office equipment, net of accumulated depreciation of $32,174 and $35,585	9,118	15,920
Other assets	120,932	88,075

Total assets	$749,414	$1,139,499

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable and accrued expenses	$1,459,128	$1,147,350
Senior convertible notes	5,000,000	5,000,000
Interest payable – senior convertible notes	1,849,116	1,175,343
Senior notes	6,500,000	6,500,000
Interest payable – senior notes	1,961,735	1,130,697
Note payable – related party	117,376	117,376
Interest payable – related party	24,566	18,697

Total current liabilities	16,911,921	15,089,463

Commitments

Stockholders’ deficiency:
Preferred stock, $.001 par value; 6,000,000 shares authorized; none issued	-	-
Common stock, $.001 par value; 20,000,000 shares authorized; 4,464,291 shares issued and outstanding	4,464	4,464
Additional paid-in capital	23,860,768	23,860,768
Deficit accumulated during the development stage	(40,027,739)	(37,815,196)

Total stockholders’ deficiency	(16,162,507)	(13,949,964)

Total liabilities and stockholders’ deficiency	$749,414	$1,139,499

See Notes to Consolidated Financial Statements

ARISTON PHARMACEUTICALS, INC.
(A Development Stage Company)

Consolidated Statements of Operations

	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from May 8, 2003 (Inception) to December 31, 2009
Operating expenses:
Research and development	$577,175	$1,946,953	$11,173,562
In-process research and development	-	-	8,983,339
General and administrative	127,396	790,895	6,091,684

Loss from operations	(704,571)	(2,737,848)	(26,248,585)

Interest and other income	2,708	53,517	372,257
Interest expense, including amortization of debt discount and deferred financing costs	(1,510,680)	(1,809,246)	(14,151,411)

Net loss	$(2,212,543)	$(4,493,577)	$(40,027,739)

Basic and diluted net loss per common share	$(.50)	$(1.01)

Weighted average common shares outstanding – basic and diluted	4,464,291	4,464,291

See Notes to Consolidated Financial Statements

ARISTON PHARMACEUTICALS, INC.
(A Development Stage Company)

Consolidated Statement of Changes in Stockholders’ Equity (Deficiency)
Period from May 8, 2003 (Inception) to December 31, 2009

					Deficit
					Accumulated
			Stock	Additional	During the
	Common Stock		Subscription	Paid-in	Development
	Shares	Amount	Receivable	Capital	Stage	Total

Issuance of common stock to investor at $.81 per share	1,233,333	$1,233		$998,767		$1,000,000

Issuance of common stock pursuant to license agreement at $.81 per share	100,000	100		80,900		81,000

Issuance of common stock pursuant to consulting agreement for services rendered at $.81 per share	33,333	33		(33)		-

Issuance of common stock to officer at $.81 per share	95,666	96	$(287)	191		-

Stock-based compensation				13,110		13,110

Net loss					$(224,532)	(224,532)

Balance, at December 31, 2003	1,462,332	1,462	(287)	1,092,935	(224,532)	869,578

Payment received for stock subscription by officer			287			287

Issuance of common stock to investor at $3.00 per share	1,333,333	1,333		3,998,667		4,000,000

Stock-based compensation				230,513		230,513

Net loss					(2,029,219)	(2,029,219)

Balance, at December 31, 2004	2,795,665	2,795	-	5,322,115	(2,253,751)	3,071,159

Stock-based compensation				195,959		195,959

Net loss					(3,842,861)	(3,842,861)

Balance, at December 31, 2005	2,795,665	2,795	-	5,518,074	(6,096,612)	(575,743)

See Notes to Consolidated Financial Statements

ARISTON PHARMACEUTICALS, INC.
(A Development Stage Company)

Consolidated Statement of Changes in Stockholders’ Equity (Deficiency)
Period from May 8, 2003 (Inception) to December 31, 2009

					Deficit
					Accumulated
			Stock	Additional	During the
	Common Stock		Subscription	Paid-in	Development
	Shares	Amount	Receivable	Capital	Stage	Total

Balance, at December 31, 2005 (carried forward)	2,795,665	$2,795	$-	$5,518,074	$(6,096,612)	$(575,743)

Issuance of common stock in connection with the merger with Pyrenees at $5.27 per share	1,666,626	1,667		8,781,452		8,783,119

Warrants issued to placement agent in connection with senior convertible notes				339,382		339,382

Debt discount on senior convertible notes				1,187,841		1,187,841

Stock-based compensation				158,948		158,948

Net loss					(14,653,787)	(14,653,787)

Balance, at December 31, 2006	4,462,291	4,462	-	15,985,697	(20,750,399)	(4,760,240)

Debt discount related to an extension of the term of the senior convertible notes and additional warrant coverage				1,484,504		1,484,504

Debt discount on senior notes				5,761,050		5,761,050

Warrants issued to placement agent in connection with senior notes				576,105		576,105

Stock-based compensation				43,590		43,590

Net loss					(12,571,220)	(12,571,220)

Balance, at December 31, 2007	4,462,291	4,462	-	23,850,946	(33,321,619)	(9,466,211)

Options exercise	2,000	2		5,998		6,000

Stock-based compensation				3,824		3,824

Net loss					(4,493,577)	(4,493,577)

Balance, at December 31, 2008	4,464,291	4,464	-	23,860,768	(37,815,196)	(13,949,964)

Net loss					(2,212,543)	(2,212,543)

Balance, at December 31, 2009	4,464,291	$4,464	$-	$23,860,768	$(40,027,739)	$(16,162,507)

See Notes to Consolidated Financial Statements

ARISTON PHARMACEUTICALS, INC.
(A Development Stage Company)

Consolidated Statements of Cash Flows

	Year ended December 31, 2009	Year ended December 31, 2008	Period from May 8, 2003 (Inception) to December 31, 2009
Cash flows from operating activities:
Net loss	$(2,212,543)	$(4,493,577)	$(40,027,739)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	-	3,824	645,944
Common stock issued in connection with license agreement	-	-	81,000
Charge for in-process research and development	-	-	8,983,339
Amortization of debt discount	-	404,865	8,433,395
Amortization of deferred financing	-	-	1,870,302
Other	(235)		(341)
Depreciation	6,037	9,812	41,533
Changes in operating assets and liabilities:
Prepaid expenses	16,124	18,691	-
Other current assets	-	-	(67,326)
Other assets	(32,856)	-	(120,932)
Accounts payable and accrued expenses	311,777	(219,721)	1,459,127
Interest payable – senior convertible notes	673,773	611,593	1,849,116
Interest payable – senior debt	831,038	786,919	1,961,735
Interest payable – related party	5,869	5,869	22,986
Net cash used in operating activities	(401,016)	(2,871,725)	(14,867,861)

Cash flows from investing activities:
Purchase of office and computer equipment	-	(4,889)	(51,415)
Cash acquired in merger	-	-	4,191
Note receivable	(27,000)		(27,000)
Cash from sale of fixed assets	1,000	-	1,000
Net cash used in investing activities	(26,000)	(4,889)	(73,224)

Cash flows from financing activities:
Net proceeds received from senior convertible notes	-	-	4,641,000
Net proceeds received from senior debt	-	-	5,990,000
Payments for deferred financing costs	-	-	(103,838)
Proceeds from issuance of common stock	-	6,000	5,006,287

Net cash provided by financing activities	-	6,000	15,533,449

Net increase (decrease) in cash and cash equivalents	(427,016)	(2,870,614)	592,364
Beginning of period	1,019,380	3,889,994	-

End of period	$592,364	$1,019,380	$592,364

Supplemental schedule of noncash investing and financing activities:
Debt assumed in merger with Pyrenees	$-	$-	$117,482
Interest payable assumed in merger with Pyrenees	$-	$-	$1,580
Warrants issued to placement agent	$-	$-	$915,487
Debt discount	$-	$-	$8,433,395

See Notes to Consolidated Financial Statements

ARISTON PHARMACEUTICALS, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 1 -	Organization, Business and Basis of Presentation:

Organization and business:
Ariston Pharmaceuticals, Inc. (f/k/a VitaMed, Inc.) (“Ariston” or the “Company”) was incorporated in the State of Delaware on May 8, 2003.  Ariston is a clinical-stage specialty biopharmaceutical company based in Framingham, Massachusetts that in-licenses, develops and intends to market novel therapeutics for treatment of serious disorders of the central and peripheral nervous systems.

In February 2006, the Company acquired Pyrenees Pharmaceuticals, Inc. (“Pyrenees”).  The merger agreement provided that PPAP Acquisition Corp., a wholly-owned subsidiary of the Company, would merge with and into Pyrenees, with Pyrenees remaining as the surviving corporation and a wholly-owned subsidiary of the Company.  Pyrenees is a specialty pharmaceutical company focused on the acquisition, development and commercialization of human therapeutics in the Neurology and Central Nervous System area.  The Pyrenees’ current clinical-stage compounds targets the treatment of anxiety and movement disorders.

Basis of presentation:
The Company’s primary activities since incorporation have been organizational activities, including recruiting personnel, establishing office facilities, acquiring licenses for its pharmaceutical compound pipeline, performing business and financial planning, performing research and development and raising funds through the issuance of debt and common stock. The Company has not generated any revenues and, accordingly, the Company is considered to be in the development stage.

The Company’s consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments through the normal course of business.  For the year ended December 31, 2009, the Company incurred a net loss of $2,212,543 and it had an accumulated deficit for the period from May 8, 2003 (Inception) through December 31, 2009 of $40,027,739. The Company has a stockholders’ deficiency as of December 31, 2009 of $16,162,507.  Management believes that the Company will continue to incur losses for the foreseeable future and will need additional equity or debt financing or will need to generate revenue from the licensing of its products or by entering into strategic alliances to be able to sustain its operations until it can achieve profitability and positive cash flows, if ever.  Management plans to seek additional debt and/or equity financing for the Company, but cannot assure that such financing will be available on acceptable terms.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company evaluated subsequent events through May 22, 2010, the date of financial statement issuance.

Note 2 – Summary of Significant Accounting Policies:

Principles of consolidation:
The accompanying consolidated financial statements include the accounts of Ariston and its wholly owned subsidiary, Pyrenees.  All intercompany accounts and transactions have been eliminated in consolidation.

Cash and cash equivalents:
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.  The Company considers all highly-liquid investments with maturity of three months or less when purchased to be cash equivalents.  The Company maintains its cash and temporary cash investments in bank deposit and other accounts, the balances of which, at times, may exceed federally insured limits.

ARISTON PHARMACEUTICALS, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued):
Use of estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Office equipment:
Office equipment is stated at cost and depreciated using the straight-line method over the estimated useful life of the related assets of five to seven years.

Debt issuance costs and debt discount:
Debt issuance costs and debt discount incurred in connection with the issuance of senior convertible notes and senior notes are being amortized over the terms of the debt on a straight-line basis.

Fair value measurements:
The carrying value of the senior convertible notes, senior debt and related party notes approximate fair value due to the short-term nature of these items and since the related interest rate approximates market rates.

Accounting for warrants issued with convertible debt:
The Company accounts for the value of warrants and beneficial conversion rights arising from the issuance of convertible debt instruments with nondetachable conversion rights pursuant to the Financial Accounting Standards Board Accounting Standards Codification No. 470 (“ASC 470”), “Debt”. Such values are determined by first allocating an appropriate portion of the proceeds received from the debt instruments to the warrants or any other detachable instruments included in the exchange. The fair value of the warrants is allocated to additional paid-in capital and to debt discount, which is amortized to interest expense over the term of the debt instrument.  The intrinsic value of the beneficial conversion rights at the commitment date may also be recorded as additional paid-in capital or liabilities and debt discount as of that date or, if the terms of the debt instrument are contingently adjustable, may only be recorded if a triggering event occurs and the contingency is resolved.

Stock based compensation:
The Company accounts for stock options granted to employees according to the Financial Accounting Standards Board Accounting Standards Codification No. 718 (“ASC 718”), “Compensation – Stock Compensation”.  Under ASC 718, share-based compensation cost is measured at grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite service period on a straight-line basis.

The Company accounts for stock options granted to non-employees on a fair value basis using the Black-Scholes option pricing method in accordance with ASC 718.   The initial non-cash charge to operations for non-employee options with vesting are revalued at the end of each reporting period based upon the change in the fair value of the options and amortized to consulting expense over the related vesting period.

No options were issued during the years ended December 31, 2009 and 2008.

Research and development:
Research and development costs, including license fees, are expensed as incurred.  License fee expense for the years ended December 31, 2009 and 2008 and the period from May 8, 2003 (inception) to December 31, 2009 was approximately $0, $0 and $653,000, respectively.

ARISTON PHARMACEUTICALS, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued):
Income taxes:
Under Financial Accounting Standards Board Accounting Standards Codification No. 740 (“ASC 740”), “Income Taxes”, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Loss per common share:
Basic earnings (loss) per common share excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the Company has only incurred losses, basic and diluted loss per share are the same.  The amount of potentially dilutive securities excluded from the calculation was 285,999 options at December 31, 2009 and 2008 since such securities would be antidilutive.  Additionally the amount of warrants that are potentially dilutive and are excluded from the calculation since such securities would be antidilutive related to the issuance of senior convertible notes and senior debt (see Note 8), based upon an exercise price of $3.00 (lowest possible conversion price), at December 31, 2009 and 2008 are 3,800,001.

Note 3 – Related Party Transactions:

Administrative services:
Effective May 2004, the Company began paying monthly fees for administrative services ranging from $450 to $1,000 per month to Paramount BioCapital Investments, LLC (“Paramount”), an affiliate of a significant stockholder of the Company.  Administrative service fees were $0, $8,000 and $41,700 for the years ended December 31, 2009 and 2008 and for the period from May 8, 2003 (Inception) to December 31, 2009.  As of December 31, 2009 and 2008, the Company had $8,000 and $8,000, respectively, payable to Paramount pursuant to this agreement. This agreement was terminated as of August 31, 2008.

Note payable:
On February 24, 2005, Pyrenees issued a 5% promissory note payable to Paramount.  This note and all accrued interest was to mature on February 24, 2008 or earlier if certain events occur.  The note payable was issued to Paramount for expenses that Paramount has paid on behalf of Pyrenees.  As of December 31, 2009 and 2008, the principal balance of this note was $117,376.  This debt was assumed by the Company in connection with the acquisition of Pyrenees during February 2006.  On December 31, 2006, this note was assigned to Paramount BioSciences, LLC, an affiliate of a significant stockholder of Pyrenees and the Company.  The maturity date of this agreement was extended several times.  See Note 10.

ARISTON PHARMACEUTICALS, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 4 – Income Taxes:
There was no current or deferred income tax provision for the years ended December 31, 2009 and 2008.

The Company’s deferred tax assets as of December 31, 2009 and 2008 consist of the following:

	2009	2008
Net operating loss carryforwards – Federal	$7,688,000	$6,935,000
Net operating loss carryforwards - State	1,356,000	1,224,000
Totals	9,044,000	8,159,000
Less valuation allowance	(9,044,000)	(8,159,000)

Deferred tax assets	$-	$-

The effective tax rate varied from the statutory rate as follows:

	December 31,
	2009	2008
Statutory federal tax rate	(34.0)%	(34.0)%
State income tax rate (net of federal)	(6.0)%	(6.0)%
Debt discount amortization	-%	2.0%
Effect of valuation allowance	40.0%	38.0%
Effective tax rate	—%	—%

At December 31, 2009, the Company had potentially utilizable Federal and state net operating loss tax carryforwards of approximately $23,000,000, expiring through 2029.

The utilization of the Company’s net operating losses may be subject to a substantial limitation due to the “change of ownership provisions” under Section 382 of the Internal Revenue Code and similar state provisions.  Such limitation may result in the expiration of the net operating loss carryforwards before their utilization.  See Note 10.

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The net change in the total valuation allowance for the years ended December 31, 2009 and 2008 and for the period from May 8, 2003 (inception) to December 31, 2009 was $885,000, $1,635,000 and $9,044,000, respectively.  The tax benefit assumed the Federal statutory tax rate of 34% and a state tax rate of 6% and has been fully offset against the aforementioned valuation allowance.

In July 2006, Financial Accounting Standards Board Accounting Standards Codification No. 740 (“ASC 740”), “Income Taxes”, was issued and is effective for nonpublic entities for fiscal years beginning after December 15, 2008.  The Company adopted ASC 740 as of January 1, 2007.  The adoption of that guidance did not result in the recognition of any unrecognized tax benefits and the Company has no unrecognized tax benefits at December 31, 2009. The Company recognizes interest and penalties to uncertain tax positions in income tax expense in the statement of operations.  The Company’s U.S. Federal and state income tax returns prior to fiscal year 2006 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

Note 5 – Commitments:

Operating lease:
In June 2004, the Company signed an agreement to lease office space. The lease commenced on July 1, 2004 and initially expired on June 30, 2006.  During February 2006, the Company entered into an agreement to extend its lease through June 2007.  Subsequently, this lease was amended again to extend the expiration date to January 31, 2009.  Rent expense for the years ended December 31, 2009 and 2008 and the period from May 8, 2003 (inception) to December 31, 2009 was approximately $7,000, $88,000 and $292,000, respectively.  This lease agreement was terminated in January 2009.

ARISTON PHARMACEUTICALS, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 5 – Commitments (continued):
Employment agreements:
The Company has an employment agreement with a certain key executive.  At December 31, 2009, future employment contract commitments for such key executive total approximately $23,000.

Note 6 – Stockholders’ Equity:

Common Stock:
On July 8, 2003, the Company sold 1,233,333 shares of its common stock to an investor, whose managing member is a director and Chief Executive Officer of Paramount and affiliates, at a price of $.81 per share resulting in proceeds of $1,000,000.  The Company also issued 100,000 shares of its common stock pursuant to a license agreement, which resulted in a charge of $81,000 to research and development expense in 2003 (see Note 7).

On September 1, 2003, pursuant to a consulting agreement, the Company issued 33,333 shares of its common stock valued at $27,000 which was amortized to research and development expense over the term of the contract.  Pursuant to this agreement, for the year ended December 31, 2004 and for the period from May 8, 2003 (Inception) to December 31, 2003, the Company recorded consulting expense of $18,000 and $9,000, respectively.

On December 15, 2003, pursuant to an employment agreement, the Company issued 95,666 shares of its common stock at a price of $.81 per share, which was amortized over the term of the contract on a straight-line basis.  Pursuant to this agreement, the Company fully expensed this by December 31, 2007.

On March 5, 2004, the Company sold 1,333,333 shares of its common stock to an investor, whose managing member is a director and Chief Executive Officer of Paramount and affiliates, at a price of $3.00 per share resulting in proceeds of $4,000,000.

On February 10, 2006, pursuant to a merger agreement with Pyrenees, the Company issued 1,666,626 shares of its common stock at a price of $5.27 per share, which the Company recorded as in-process research and development expense.

Stock options:
In 2003, the Company established a stock option plan (the “Plan”) under which incentive stock and/or options may be granted to officers, directors, consultants and key employees of the Company for the purchase of up to 1,000,000 shares of common stock.  The options have a maximum term of ten years, vest over a period to be determined by the Company’s Board of Directors and have an exercise price at or above fair market value on the date of grant.

During the years ended December 31, 2009 and 2008, the Company did not issue any additional stock or options under the plan.

ARISTON PHARMACEUTICALS, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 6 – Stockholders’ Equity (continued):
Stock options (continued):
A summary of the Company’s stock option activity and related information is as follows:

	2009			2008
	Shares	Weighted Average Exercise Price		Shares	Weighted Average Exercise Price
Outstanding at beginning of year	285,999		$2.57	291,332		$2.31
Expired	-		$-	(3,333)		$3.00
Exercised	-		$-	(2,000)		$3.00
Granted	-		$-	-		$-
Outstanding at end of year	285,999	$		285,999	$
Options exercisable at year – end	285,999		$2.57	285,999		$2.57

The weighted average remaining contractual term of options outstanding at December 31, 2009 is 4.1 years.

As of December 31, 2008, all of the options outstanding had completely vested and therefore all expense related to these options has been recognized.

Note 7 – License Agreements:
In June 2003, the Company licensed the exclusive worldwide rights to AST-726, a nasally delivered form of natural Vitamin B12, from Dr. Franciscus Merkus (“Inventor”), its academic inventor.  In consideration for the rights to AST-726, the Company paid an initial license fee of approximately $98,000 and agreed to make additional payments in the aggregate amount of up to $400,000 upon the achievement of certain clinical and regulatory milestones.  The Company also agreed to pay commercially reasonable royalties based on a percentage of net sales.  In addition, the Company issued 100,000 shares of common stock valued at $81,000 to the Inventor which was expensed to research and development expense.  During the years ended December 31, 2009 and 2008 and the period from May 8, 2003 (inception) to December 31, 2009 the Company recorded research and development expenses of $0, $0 and $248,000, respectively, under this agreement.

During September 2005, Pyrenees entered into a three-year Cooperative Research and Development Agreement (“CRADA”).  This agreement had a termination date of September 26, 2008 but was renewed, at no additional cost to Ariston, for an additional three year period.  For the years ended December 31, 2009 and 2008 and for the period from May 8, 2003 (inception) to December 31, 2009 the Company has recorded research and development expenses of $0, $0 and $273,565 in connection with this agreement.

During August 2005, Pyrenees entered into an exclusive license agreement for the rights to Enol-IPA.  In consideration for the rights to Enol-IPA, Pyrenees has agreed to make payments in the aggregate amount of up to $5,500,000 upon the achievement of certain clinical and regulatory milestones.  Pyrenees has also agreed to pay royalties based on a percentage of net sales if and when they are achieved.  On October 20, 2008, the Company terminated this license agreement.  As of that date, none of the milestones in the agreement had been reached and therefore there has been no amounts expensed under this agreement.

ARISTON PHARMACEUTICALS, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 8 – Senior Notes:
During May 2007, the Company issued 8% senior convertible notes in connection with a private placement in the aggregate principal amount of $6,500,000 (the “Senior Notes”).  The Senior Notes were to mature on November 15, 2008.  The Senior Convertible Notes maturity date may be extended at the Company’s discretion to May 15, 2009 at an increased interest rate of 10%.  The maturity date of these Senior Notes was extended several times.  See Note 10.

The Senior Notes may be redeemed by the Company at any time, in whole or in part, prior to their maturity, at a redemption price equal to 100% of their principal amount, plus accrued but unpaid interest thereon until the end of the term.

The Company shall be obligated to redeem the Senior Notes at the Redemption Price upon the consummation of a Qualified Financing, a Sale of the Company or a Reverse Merger. For purposes hereof, (i) “Qualified Financing” means the closing of an equity financing or series of related equity financings (including an initial public equity offering) by the Company resulting in aggregate gross cash proceeds (before commissions or other expenses) to the Company of at least $12,000,000; (ii) “Sale of the Company” shall mean a transaction (or series of related transactions) with one or more non-affiliates, pursuant to which such party or parties acquire (x) capital stock of the Company or the surviving entity possessing the voting power to elect a majority of the board of directors of the Company or the surviving entity (whether by merger, consolidation, sale or transfer of the Company’s capital stock or otherwise); or (y) all or substantially all of the Company’s assets determined on a consolidated basis; and (iii) “Reverse Merger” means the consummation by the Company of a merger, share exchange, or other transaction (or series of related transactions) in which (x) the Company merges into or otherwise becomes a wholly-owned subsidiary of a company subject to the public company reporting requirements of the Securities Exchange Act of 1934, as amended, and (y) the aggregate consideration payable to the Company or its stockholders in such transaction(s) (i.e., the cash or securities paid to the Company or the stockholders to acquire the Company’s capital stock) is greater than or equal to $12,000,000.

In addition, each noteholder received warrants to purchase a number of the Company’s common stock equal to 100% of the principal amount of the Senior Notes purchased divided by the greater of the lowest price paid for securities in a Qualified Financing or $3.00, if a Qualified Financing or other qualifying event does not occur prior to May 17, 2008.  Each warrant issued as a result of a Qualified Financing would be exercisable at a price per share equal to the greater of 110% of the price per share of the securities in the Qualified Financing or $3.00, if a Qualified Financing does not occur prior to May 17, 2008, and would be exercisable for a period of seven years.  The Company allocated proceeds of $5,761,050 from the sale of the Senior Notes to the warrants, determined by using the Black-Scholes option pricing model, at the time of issuance which was recorded as a debt discount, and reduced the carrying values of the Senior Notes.  As of December 31, 2008, the remaining unamortized debt discount is $0.  Since a Qualified Financing has not taken place by May 17, 2008, each noteholder received warrants equal to 100% of the principal amount of the Notes purchased divided by $3.00 at an exercise price of $3.00.  In the aggregate, warrants to purchase 2,166,667 shares of common stock were issued with an exercise price of $3.00 in connection with this offering.

In connection with the offering of the Senior Notes, Paramount BioCapital, Inc. (“PCI”), an affiliate of a significant stockholder of Pyrenees and the Company, and the Company entered into a placement agency agreement dated April 6, 2007, pursuant to which the Company paid PCI and third party agents cash commissions of $228,130 and $226,870, respectively, for its services.  The Company also has agreed to pay to PCI a commission on sales by the Company of securities during the 18-month period subsequent to May 17, 2007 to the purchasers of the Senior Convertible Notes who were introduced to the Company by PCI.  This agreement has been terminated.

ARISTON PHARMACEUTICALS, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 8 – Senior Notes (continued):
In addition, PCI and third party agents received warrants (the “Placement Warrants”) to purchase, at an exercise price of 110% of the lowest price paid for securities in a Qualified Financing, a number of shares of the Company’s common stock equal to 10% of the principal amount of the Senior Notes purchased divided by the lowest price paid for securities in a Qualified Financing prior to expiration of the term of the Senior Notes.  If the Qualified Financing does not occur on or before the expiration of the term of the Senior Notes, the Placement Warrants will be exercisable for a number of shares of the Company’s common stock equal to 10% of the principal amount of the Senior Notes purchased divided by $3.00, at a per share exercise price of $3.00 and are exercisable for seven years.  The Company estimated the value of the warrants using the Black-Scholes option pricing model at approximately $576,000 which was amortized to interest expense over the term of the Notes.  Since a Qualified Financing has not taken place by May 17, 2008, PCI and third party placement agents received warrants equal to 10% of the principal amount of the Senior Notes purchased divided by $3.00 at an exercise price of $3.00.  In the aggregate, warrants to purchase 216,667 shares of common stock were issued with an exercise price of $3.00 in connection with this financing.

Note 9 – Senior convertible notes:
During 2006, the Company issued 5% senior convertible notes in connection with a private placement in the aggregate principal amount of $5,000,000 (the “Senior Notes”).  The Senior Notes were to mature on April 7, 2007.  The Senior Notes maturity date may be extended at the Company’s discretion to April 7, 2008 at an increased interest rate of 8%.  In April 2008, the Company, with noteholder approval, extended the maturity date until April 7, 2009 and extended the maturity again in April 2009 until October 7, 2009 at an increased interest rate of 12%.  The maturity date of these Senior Notes was extended several times.  See Note 10.

Upon the closing of an equity financing transaction from which the Company receives proceeds of at least $8,000,000 (“Qualified Financing”) on or before December 31, 2007, the Senior Notes, plus all accrued interest, will automatically convert into the same securities issued in the equity financing transaction at a price per security equal to the lowest price paid per unit of securities in such Qualified Financing.  The Senior Notes will also automatically convert into equity securities of the Company immediately prior to a sale of the Company, as defined.

In addition, each noteholder received warrants to purchase a number of the Company’s common stock equal to 35% of the principal amount of the Senior Notes purchased divided by the lowest price paid for securities in a Qualified Financing.  Each warrant issued as a result of a Qualified Financing would be exercisable at a price per share equal to 110% of the price per share of the securities in the Qualified Financing and would be exercisable for a period of seven years.  Since a Qualified Financing has not taken place by December 31, 2007, each noteholder received warrants equal to an additional 40% of the principal amount of the Senior Notes purchased divided by $3.00 at an exercise price of $3.00.  In the aggregate, warrants to purchase 583,333 shares of common stock were issued with an exercise price of $3.00 in connection with this offering.

In accordance with the placement agency agreement related to the senior convertible notes, since a Qualified Financing has not taken place by December 31, 2007, PCI and third party agents received warrants equal to 10% of the principal amount of the Notes purchases divided by $3.00 at an exercise price of $3.00.  In the aggregate, warrants to purchase 166,667 shares of common stock were issued with an exercise price of $3.00 in connection with this offering.

Note 10 – Subsequent event:
On March 8, 2010 the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Manhattan Pharmaceuticals, Inc. (“Manhattan”), a Delaware corporation, and Ariston Merger Corp., A Delaware corporation and a wholly owned subsidiary of Manhattan (the “Merger Sub”).  Pursuant to the terms and conditions set forth in the Merger Agreement, on March 8, 2010, the Merger Sub merged with and into the Company (the  “Merger”), with the Company being the surviving corporation of the Merger.  As a result of the Merger, the Company became a wholly-owned subsidiary of Manhattan.

ARISTON PHARMACEUTICALS, INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements:

Note 10 – Subsequent event (continued)
In order to facilitate the Merger the holders of the Senior Convertible Notes, the Senior Notes and the Note Payable – Related Party agreed to modifications of their debt.  Those modifications were that interest would cease to accrue after November 30, 2009 and that their debt and accrued and unpaid interest thereon would be exchanged for new debt upon the consummation of the Merger.  On March 8, 2010 the holders of the Senior Convertible Notes, the Senior Note and the Note Payable – Related Party exchanged $6,849,116, $8,461,735 and $141,942, respectively, of principal and accrued and unpaid interest thereon into new debt (the “New Notes”).  The New Notes are five-year notes with interest at 5% per year payable at maturity and compounding annually.  The New Notes have no recourse to Manhattan.  The Company is obligated to set aside 50% of the net proceeds resulting from the sale of products, receipt of royalties, receipt of sublicensing fees or other non-development payments received by the Company from the commercialization of the Company’s AST-726 or AST-915 (formerly AST-914) programs for the repayment of the New Notes.  The New Notes are convertible at the option of the holder into shares of common stock of Manhattan at the rate of $0.40 per Manhattan common share.

In addition, all outstanding placement agent warrants were converted into 84,667 shares of the Company’s common stock and 1,015,658 shares of common stock were issued to certain directors, an officer, a former officer and certain employees of Paramount just prior to the Merger.

At December 21, 2009 the Company entered into a Future Advance Promissory Note (the “Note Receivable”) with Manhattan under which Manhattan may withdraw up to $67,000.  Interest accrues at a rate of 8% per annum and is payable at maturity.  As of December 31, 2009 Manhattan had withdrawn $27,000 from the Company subject to the terms of the Note Receivable, and is included in the accompanying consolidated balance sheet as of December 31, 2009 as a current asset, Note receivable.  On each of January 13, 2010 and January 28, 2010, Manhattan wthdrew an additional $20,000 subject to the Note Receivable.  On March 4, 2010 Manhattan repaid the Company the $67,000 withdrawn subject to the Note Receivable together with accrued interest of $816.